FACILITY C LOAN NOTE
No. ________________
$10,000,000.00	Date: as of October 3, 2008
Chicago, Illinois	Due Date: October 3, 2011

FOR VALUE RECEIVED, ISI SECURITY GROUP, INC., a Delaware corporation, (the “Borrower”), whose address is 12903 Delivery Drive, San Antonio, Texas 78247, promises to pay to the order of THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (hereinafter, together with any holder hereof, the “Bank”), whose address is 70 W. Madison, 2nd floor, Chicago, Illinois 60602, on or before October 3, 2011 (the “Facility C Scheduled Maturity Date”), the principal sum of ten million and 00/100 dollars ($10,000,000.00), which amount is the principal amount of the Facility C Loan made by the Bank to the Borrower under and pursuant to that certain Loan and Security Agreement dated as of the date hereof, executed by and between the Borrower and the Bank, as amended from time to time (as amended, supplemented or modified from time to time, the “Loan Agreement”), together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the principal amount of the Facility C Loan outstanding from time to time as provided in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

The outstanding principal of this Facility C Loan Note, and all accrued interest thereon, shall be payable as provided in the Loan Agreement, and the outstanding principal balance of this Facility C Loan Note, and all accrued and unpaid interest thereon, shall be due and payable in full on the Facility C Scheduled Maturity Date, unless payable sooner pursuant to the provisions of the Loan Agreement.

This Note evidences the Facility C Loan incurred by the Borrower under and pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Facility C Scheduled Maturity Date or any payment hereon may be accelerated. The holder of this Facility C Loan Note is entitled to all of the benefits and security provided for in the Loan Agreement.

Principal and interest shall be paid to the Bank at its address set forth above, or at such other place as the holder of this Facility C Loan Note shall designate in writing to the Borrower. Each disbursement of the Facility C Loan made by the Bank, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Bank and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Bank, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Facility C Loan Note, and assents to any extension or postponement of the time of payment or any other indulgence.

The Facility C Loan evidenced hereby has been made and this Facility C Loan Note has been delivered at the Bank’s main office set forth above. This Facility C Loan Note shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Borrower, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Loan Agreement and this Facility C Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Facility C Loan Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Facility C Loan Note. The term “Borrower” as used herein shall mean all parties signing this Facility C Loan Note, and each one of them, and all such parties, their respective successors and assigns, shall be jointly and severally obligated hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the Borrower has executed this Facility C Loan Note as of the date set forth above.

ISI SECURITY GROUP, INC.,
a Delaware Corporation

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	President